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                                                              OMB APPROVAL
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                              UNITED STATES             OMB Number:  3235-0060
                   SECURITIES AND EXCHANGE COMMISSION   Expires:  May 31, 2000
                          Washington, D.C. 20549        Estimated average burden
                                                        hours per response  5.00
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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)           February 6, 2000
                                                ----------------------------
                          Kana Communications, Inc.
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           (Exact name of registrant as specified in its charter)

         Delaware                   000-26287           77-0435679
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(State or other jurisdiction       (Commission         (IRS Employer
of incorporation)                   File Number)    Identification No.)

740 Bay Road, Redwood City, California                          94063
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(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code            (650) 298-9282
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                87 Encina Avenue, Palo Alto, California 94301
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         (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

  On February 6, 2000 Kana Communications, Inc. ("Kana"), Pistol Acquisition Corp., a wholly owned subsidiary of Kana, and Silknet Software Inc. ("Silknet") entered into an Agreement and Plan of Reorganization (the "Merger Agreement"). As a result of the merger (the "Merger"), each outstanding share of Silknet common stock will be converted into the right to acquire .830 shares of Kana common stock.

          A copy of Kana's and Silknet's joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

          In connection with the execution of the Merger Agreement, Kana and Silknet entered into Stock Option Agreements, each dated February 6, 2000 (the "Stock Option Agreements"), pursuant to which (i) Silknet has granted to Kana an option to purchase up to 19.9% of Silknet's shares, and (ii) Kana has granted to Silknet an option to purchase up to 9.9% of Kana's shares. The Stock Option Agreements are only exercisable upon the occurrence of certain events specified in the Stock Option Agreements.

          The Merger is intended to constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and to be accounted for as a purchase transaction. Consummation of the Merger is subject to various conditions, including, among other things, receipt of the necessary approvals of the stockholders of Silknet's and Kana's shareholders.

          The foregoing description of the Merger Agreement, the Stock Option Agreements and the transactions contemplated thereby do not purport to be complete.

     All stockholders should read the joint proxy statement/prospectus concerning the merger that will be filed with the SEC and mailed to stockholders. The joint proxy statement/prospectus will contain important information that stockholders should consider before making any decision regarding the merger. You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about Kana and Silknet, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus will also be available, without charge, by contacting the Secretary of appropriate company.


CERTAIN INFORMATION CONCERNING PARTICIPANTS

Kana and certain other persons named below may be deemed to be participants in the solicitation of proxies of Kana stockholders to approve the merger. The participants in this solicitaiton may include the directors of Kana (Michael J. McCloskey, Mark S. Gainey, David M. Beirne, Robert W. Frick, Eric A. Hahn, Charles A Holloway, Ph.D., Steven T. Jurvetson and Ariel Poler) and the officers of Kana (Michael J. McCloskey, Chief Executive Officer, Mark S. Gainey, President and Chairman, Joseph G. Ansnaelli, Vice President Marketing, Tim Campbell, Vice President and General Manager, Kana Online, Ian Cavanagh, Vice President Business Development, Alexander R. Evans, Vice President, International, P.V. Kannan, Vice President, Realtime, Joseph D. McCarthy, Vice President Finance and Operations, William R. Phelps, Vice President Professional Services, Toya Rico, Vice President, Human Resources, Don Whitt, Vice President, eBusiness Services, and Michael R. Wolfe, Vice President, Engineering). The aforementioned directors and officers of Kana, as a group, may be deemed to beneficially own approximately 52% of Kana's outstanding common stock.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number                       Description of Document
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99.1        Joint press release with Silknet Software Inc. dated February 7,
            2000 announce Kana's acquisition of Silknet (incorporated by reference to Kana's 425 filing dated February 7, 2000).
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                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       KANA COMMUNICATIONS, INC.



Dated:  February 7, 2000                  By: /S/ MICHAEL J. MCCLOSKEY
                                             ------------------------
                                             Michael J. McCloskey,
                                             Chief Executive Officer
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                                 EXHIBIT INDEX



Exhibit
Number                       Description of Document
------                       -----------------------

99.1 Joint press release with Silknet Software Inc. dated February 7, 2000 announce Kana's acquisition of Silknet (incorporated by reference to Kana's 425 filing dated February 7, 2000).